Exhibit 10.48

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of August 3, 2017, by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and EKSO BIONICS HOLDINGS, INC., a Nevada corporation (“Parent”), and EKSO BIONICS, INC., a Delaware corporation (“Ekso”) (individually and collectively, jointly and severally, “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 30, 2016, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.       Section 6.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.8 Minimum Liquidity. Borrower shall, beginning on September 16, 2017, maintain at all times unrestricted cash and cash equivalents in accounts maintained with Bank or subject to control agreements in favor of Bank, in an amount equal to or greater than three (3) times Borrower’s Monthly Cash Burn.”

2.       No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

3.       Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

4.       Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5.       As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)       this Amendment, duly executed by Borrower;

(b)       an amendment fee in the amount of Ten Thousand Dollars $10,000, which may be debited from any of Borrower’s accounts;

(c)       all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(d)       such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

6.       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Maximilian Scheder-Bieschin

Title:	Chief Financial Officer

EKSO BIONICS, INC.

By:	/s/ Maximilian Scheder-Bieschin

Title:	Chief Financial Officer

Western Alliance Bank, an Arizona Corporation

By:	/s/ Fred Lee

Title:	SVP, Life Sciences

[Signature Page to First Amendment to Loan and Security Agreement]